UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 17, 2023, we received from Regal Cinemas(“Regal”), a tenant at three properties, countersigned copies: (a) of lease amendments dated May 10, 2023 (the “Wholly Owned Execution Date”), for two leases at our wholly-owned properties, which we refer to as “our properties”; and (b) a lease amendment dated November 1, 2022 (the “JV Execution Date”), at a property owned by an unconsolidated venture in which we have a 50% equity interest ( the “JV Property”). Regal’s assumption of each of these lease as amended (the “Assumption”) remains subject to the approval of the bankruptcy court overseeing Regal’s bankruptcy proceedings.

In our Quarterly Report on Form 10-Q for the period ended March 31, 2023, we reported that Regal was obligated to pay us (and with respect to the JV Property, our 50% share) (i) $1.6 million, including $341,000 of COVID-19 rent deferral repayments, during the nine months ending December 31, 2023, and (ii) an aggregate of $21.7 million of base rent from January 1, 2024 through 2035.

As a result of these amendments and, except as otherwise indicated or the context otherwise requires, assuming that the amended leases are effective as of the Execution Date and the JV Execution Date, as applicable:

●	Subject to Regal’s renewal options, the lease expiration dates for our properties in Greensboro, NC and Indianapolis, IN were amended from March 2035 and December 2032, respectively, to March 2030 and December 2030, respectively, and the lease expiration date of the JV Property was amended from November 2026 to December 2024;

●	from the Wholly-Owned Execution Date through December 31, 2023, Regal will be obligated to pay us, with respect to our wholly owned properties, approximately $756,000, and (ii) from January 1, 2024 through 2030, Regal will be obligated to pay us an aggregate of approximately $7.7 million of base rent;

●	Regal is relieved of its obligation to pay $138,000 of deferred rent at our properties, which was otherwise payable from the Wholly-Owned Execution Date through June 30, 2023; and

●	Effective retroactively to the JV Execution Date, Regal’s rent obligation with respect to the JV Property will consist solely of monthly percentage rent based on gross sales and accordingly it would be speculative to estimate the amount Regal will actually pay in rent for such property. Additionally, Regal is entitled to a credit for any amounts actually paid by Regal from and after such date with respect to this property, to the extent such payments exceeded this percentage rent obligation.

We can provide no assurance that the bankruptcy court will approve the Assumption, that Regal will not seek further lease amendments, or that Regal will pay any of the amounts it is required to pay under these amended leases.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: May 18, 2023	By:	/s/ David W. Kalish
David W. Kalish Senior Vice President and Chief Financial Officer

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